                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report October , 2003

         Filed by the Registrant {X}
         Filed by a Party other than the Registrant { }

Check the appropriate box:
         [X] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
         [ ] Definitive Information Statement
         [ ] Definitive Addition Materials
         [ ] Soliciting Material Pursuant to §240.14a-12

                        American Energy Production, Inc.
             (Exact name of registrant as specified in its charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14(c)-5(g) and
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             2) Aggregate number of securities to which transaction applies:
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             pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined): 0
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         [ ] Fee paid previously with preliminary materials.
         [ ] Check box if any part of the fee is offset as provided by Exchange
             Act Rule 0-11(a)(2) and identify the filing for which the
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                         American Energy Production Inc.
                   P. O. Box 1406, Mineral Wells, Texas 76068
                               (210) 410-8158

To the Stockholders of American Energy Production, Inc.:

This Proxy Statement is furnished to the stockholders of American Energy
Production, Inc., a Delaware corporation (AMEP), in connection with the following corporate action to be considered at a special meeting of shareholders
to held on November     , 2003:

•       Amendment to the Certificate of Incorporation increasing the number of authorized $0.0001 par value shares of the Common Stock from 100,000,000 to 500,000,000 and authorization of a class of preferred stock. The number of preferred shares authorized will be 5,000,000, with a par value of $0.0001 per share.

AMEP is asking you for a proxy and you are requested to send a proxy. Your vote or consent is requested or required to approve the above amendments to AMEP's article of incorporation.

Only stockholders of record at the close of business on October , 2003 shall be given a copy of the Proxy Statement.

                                              By Order of the Board of Directors

                                              Charles Bitters, President

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

         A Special Meeting of Shareholders (the "Meeting") of American Energy
Production, Inc. ("AMEP") will be held at the offices of AMEP, on         ,
November     , 2003 at 10:00 a.m. (Central Time), Mineral Wells, Texas.

         At the Meeting, shareholders of AMEP will be asked to approve an amendment to the Certificate of Incorporation of AMEP to authorize the creation of 5,000,000 shares of Preferred Stock and to increase the total number of authorized shares of common stock to Five Hundred Million (500,000,000) shares of common stock.

         PROPOSAL ONE: To approve an Amendment to the Certificate of
Incorporation increasing the number of authorized $0.0001 par value shares of the Common Stock from 100,000,000 to 500,000,000 and to authorize a number of preferred shares in the amount of 5,000,000 shares with a par value of $0.001.

         Shareholders of record at the close of business on October , 2003 are entitled to notice of and to vote at this meeting or any adjournment thereof.

                                              By Order of the Board of Directors

                                              Charles Bitter, President

                                 PROXY STATEMENT

                        AMERICAN ENERGY PRODUCTION, INC.
                                 P. O. Box 1406
                           Mineral Wells, Texas 76068

                             MEETING OF SHAREHOLDERS
                          TO BE HELD ON NOVEMBER , 2003

         This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of American Energy Production, Inc.
("AMEP") of voting instructions to be voted at a meeting of Shareholders and all adjournments thereof (the "Meeting"), to be held in the offices of AMEP, located
at , Mineral Wells, Texas on         , November    , 2003 at 10:00 a.m. (Central
Time). The approximate mailing date of this proxy statement and the accompanying
voting instruction form is October    , 2003.

         The purpose of the Meeting is to permit the shareholders of AMEP (the
"Shareholders") to consider a proposal, to authorize an amendment to the
Certificate of Incorporation for the creation of a class of preferred stock with
Five Million authorized shares with a par value of $0.0001 and that would authorize the amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock with a par value of $0.001 from the present number of 100,000,000 to 500,000,000.

         In the proposal, all Shareholders of AMEP are being asked to authorize
AMEP to amend its Certificate of Incorporation to create a class of preferred stock. The number of shares to be authorized would be 5,000,000, with the par value designated at $0.0001 per share and to authorize AMEP to amend its
Certificate of Incorporation to increase the number of its authorized, par value
$0.001 common stock from its present number of 100,000,000 to a total of
500,000,000.

         The record date for determining Shareholders entitled to vote at the
Meeting is October , 2003. Each share of common stock is entitled to one vote on each matter to be considered at the Meeting. As of the date of this Proxy
Statement the total number of issued and outstanding shares of AMEP's common stock is 83,411,919.

         To approve the proposal a majority vote of the shares of common stock represented at the Meeting in person or by proxy is required to approve the proposed action.

         Voting instructions given pursuant to this solicitation may be revoked at any time prior to their exercise by filing with AMEP a written notice of revocation prior to the Meeting, by delivering a duly authorized voting instruction form bearing a later date, or by attending the Meeting and voting in person.

INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY
AMEP's Certificate of Incorporation, as currently in effect, authorizes AMEP to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. The
Board of Directors has proposed an increase in the number of authorized shares of the common stock of AMEP and the creation of a class of preferred shares.
Upon the approval by the shareholders and then the filing of the Amended
Certificate of Incorporation, AMEP will be authorized to issue 500,000,000 shares of common stock, $0.0001 par value per share and 5,000,000 shares of preferred stock, $0.0001 par value per share.

The Board of Directors believes that it is in AMEP's and AMEP's stockholders'
best interests to increase the availability of additional authorized but unissued capital stock to provide AMEP with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock.
The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose.

The Board of Directors believes that the increase in authorized capital will make a sufficient number of shares available, should AMEP decide to use its shares for one or more of such previously mentioned purposes or otherwise. AMEP reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors. The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of AMEP, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of stock of AMEP are then listed.
Under AMEP's Certificate, the AMEP stockholders do not have preemptive rights to subscribe to additional securities which may be issued by AMEP, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of AMEP in order to maintain their proportionate ownership of
AMEP's stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of AMEP by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of AMEP and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for AMEP stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting AMEPs current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of
AMEP's business. However, the Board of Directors is not aware of any attempt to take control of AMEP and the Board of Directors did not propose the increase in
AMEP's authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock, nor the authorization of a class of preferred shares. Each share of common stock will continue to entitle its owner to one vote. As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

The Board of Directors of the Company shall have the right to designate the rights and obligations that shall attach to any designation of the preferred shares that are to be authorized by the amendment to the Certificate of
Incorporation. Theses rights and obligations may include voting rights, distribution, liquidation and dividend rights that are superior and/or preferred to those held by the shareholders of shares of the Company's common stock. The designation of rights for a class of preferred shares could include provisions that would serve to make a takeover of the Company more difficult to accomplish and thus serve as a type of anti-takeover device. The Board of Directors is not aware of any attempt to take control of AMEP and such anti-takeover possibilities is not the intent of the proposed authorization of a class of preferred stock.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER OF
AUTHORIZED COMMON STOCK AND THE AUTHORIZATION OF A CLASS OF PREFERRED STOCK

Q.     WHY HAS THE PROPOSAL BEEN MADE TO INCREASE THE NUMBER OF COMMON SHARES?
A. Our Board of Directors believes that the authorized shares of Common Stock remaining available for future issuance is not sufficient to enable AMEP to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of Common
Stock as proposed. Our Board of Directors believes that the availability of such shares will provide us with the flexibility to issue Common Stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financing, acquisitions, the establishment of strategic business relationships with other companies or the expansion of AMEP's business or product lines through the acquisition of other businesses or products. The increase in the number of authorized shares of common stock is recommended by
AMEP's Board in order to provide a sufficient reserve of such shares for the future growth and needs of AMEP.

The Board of Directors also believes the availability of additional shares of
Common Stock will enable AMEP to attract and retain talented employees, directors and consultants through the grant of stock options and other stock-based incentives.

Q.     WHY HAS THE PROPOSAL BEEN MADE TO AUTHORIZE A CLASS OF PREFERRED SHARES?
A. The Board of Directors believes that it is in the best interest of AMEP and
AMEP's shareholders to authorize a class of preferred shares. No designation of the rights of this class of stock has been made as of this point in time. The
Board believes that the class of preferred shares will provide additional flexibility for proper corporate purposes that may be identified by the Board from time to time, in conjunction with the authorization of additional shares of common stock as set forth in response to the prior question. The authorization of class of preferred shares is recommended by AMEP's Board in order to provide an additional resource for the future growth and needs of AMEP.

Q.     HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO INCREASE THE NUMBER
OF COMMON SHARES AND AUTHORIZE A CLASS OF PREFERRED STOCK?
A. The Board of Directors sole member has approved the increase in the number of common shares and the authorization of a class of preferred stock as is in the best interest of AMEP and the best interest of the current shareholders of AMEP.

Q.     WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A
RESULT OF THESE PROPOSALS?
A. As a current shareholder of AMEP your class of stock and the number of shares that you hold will not be affected or change as a result of the adoption of the proposals. For example, a current holder of 100 shares of common stock will remain a holder of 100 shares of common stock.

Q.  WILL THE CHANGES TO THE CERTIFICATE OF INCORPORATION RESULT IN ANY TAX
LIABILITY TO ME?
A.  The proposed changes are intended to be tax free for federal income tax purposes.

Q.  WHAT CONSTITUTES A QUORUM?
A. Voting can take place at the special meeting only if shareholders owning at least one-third of the voting power of the commons s are present in person or represented by effective proxies. On the record date, October , 2003, AMEP had
83,411,919 shares of common stock outstanding.

Q.  WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?
A. To approve the proposal, the affirmative vote of a majority of the votes cast at the special meeting is required. Abstentions and shares represented by proxies designated as broker non-votes will not be treated as being cast for purposes of determining the outcome of the proposal.

Q.  CAN YOU CHANGE YOUR VOTE AFTER YOU HAVE VOTED BY PROXY?
A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. This can be done in a number of ways. First, you may send in a later-dated, signed proxy to the corporate offices of AMEP so that it arrives before the special meeting. Second, you can send a written notice to the corporate offices of AMEP stating that you would like to revoke your proxy.
Third, you may attend the special meeting and vote in person.

Q.  WHO IS PAYING FOR THIS SOLICITATION?
A.  The Company will pay for the solicitation of proxies.  AMEP will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of the Company's common stock.

Q.  WHO CAN VOTE?
A.  Only those who owned common stock at the close of business on the record date for the special meeting can vote. If you owned common stock on the record date, you have one vote per share for each proposal presented at the special meeting.

Q.  WHEN AND WHERE WILL THE SPECIAL MEETING OF SHAREHOLDERS TAKE PLACE?
A: The Special Meeting will take place at                      , in Mineral
 Wells, Texas at beginning at 10:00 a.m. local time, on November        , 2003.

Q.  WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?
A: Charles Bitters, President of AMEP,  P. O. Box 1406, Mineral Wells, Texas
76068,  (210) 410-8158.

VOTE REQUIRED FOR APPROVAL

Section 222 of the General Corporation Law of the State of Delaware provides an outline for a duly called special meeting of stockholders. The procedure and requirements to effect an amendment to the Certificate of Incorporation of a
Delaware corporation are set forth in Section 242 of the General Corporation Law of the State of Delaware. The proposed amendments must first be adopted by the
Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities in attendance at the special meeting of shareholders. The By-Laws of the Company provide that one-third (1/3) of the outstanding shares of common stock must be present either in person or by valid proxy in order to conduct business at a meeting of shareholders.

The Board of Directors of AMEP have adopted, ratified and approved the change in the authorized shares of AMEP and submit the proposed changes to the shareholders for their approval. The securities that are entitled to vote at the meeting held to amend AMEP's Certificate of Incorporation consist of issued and outstanding shares of AMEP's $0.0001 par value common voting stock outstanding on October , 2003, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to AMEP's Certificate of
Incorporation.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS

The following table sets forth information about the beneficial ownership of
AMEP's Common Stock, as of October 6, 2003 by (i) each person who is known by
AMEP to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of AMEP's named Executive Officers and Directors; and
(iii) all Directors and Executive Officers as a group:

--------------------- --------------------------------------- ---------------------------------- ------------------
                      Name and Address of Beneficial          Amount and Nature of Beneficial
Title of Class        Ownership                               Ownership                          Percent of Class
--------------------- --------------------------------------- ---------------------------------- ------------------
                      Charles Bitters
                      P.O. Box 1136
Common Stock          Mineral Wells, Texas 76068              1,102,200                          1.32%
--------------------- --------------------------------------- ---------------------------------- ------------------
                      Daambr Production Co.
                      6517 Maple Drive
Common Stock          The Colony, Texas 75056                 8,590,000                          10.29%
--------------------- --------------------------------------- ---------------------------------- ------------------
                      First National Bank of Lubbock
                      P.O. Box 65600-1106
Common Stock          Lubbock, Texas 79464-5600               5,375,000                          6.4%
--------------------- --------------------------------------- ---------------------------------- ------------------
                      All Executive Officers and Directors
Common Stock          as a Group                              1,102,000                          1.32%
--------------------- --------------------------------------- ---------------------------------- ------------------

As of October 7, 2003, AMEP had 83,411,919 shares of its common voting stock issued and outstanding.

                                     ITEM 5.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to AMEP's Certificate of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

                             ADDITIONAL INFORMATION

Additional information concerning American Energy Production Inc. including its
Form 10-KSB annual report for the year ended December 31, 2002 and quarterly reports on Form 10-QSB for the past two quarters, which have been filed with the
Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

                                                   Dated: October 13, 2003

                                                   By Order of the Board of Directors

                                                   /s/ Charles Bitters
                                                       Charles Bitters, President and Director

Exhibit "A"

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

                        AMERICAN ENERGY PRODUCTION, INC.

         American Energy Production, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of American Energy
Production, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said
Article shall be and read as follows:

               The authorized stock of the corporation is divided into two classes: (1) common stock in the amount of Five Hundred Million
               (500,000,000) shares having par value of $0.0001 each, and (2)
               preferred stock in the amount of Five Million (5,000,000) shares having par value of $0.0001 each. The Board of Directors shall have the authority, by resolution or resolutions, to divide the preferred stock into series, to establish and fix the
               distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of
               Directors from time to time thereafter may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Delaware or as otherwise set forth in this article, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance, thereof. There shall be no cumulative voting by shareholders.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the
State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation, American Energy Production, Inc. has caused this certificate to be signed by, Charles Bitters, an Authorized Officer,
this     Day of November, 2003.

                                     Charles Bitters, President, and Director

                      THE AMERICAN ENERGY PRODUCTION, INC.
                             VOTING INSTRUCTION FORM

         At the Meeting of Shareholders of American Energy Production, Inc. (the
"Company") scheduled to be held on October , 2003 and at any adjournments thereof, the undersigned owner of shares of the common stock of the Company, hereby instructs the Company to vote those shares of the Company held in my name on the proposals set forth in the Notice of Meeting and Proxy Statement that accompanied this Voting Instruction Form, and for any adjournments of the
Meeting, in accordance with the instructions below.

         The undersigned acknowledges receipt of the Notice of Meeting of
Shareholders schedules to be held on October , 2003 and the accompanying Proxy
Statement.

         /X/ Please mark you choices below like this on the applicable Proposals and sign and date below.

         If you wish to vote for or against all of the Proposals that are proposed in the Notice of Meeting, mark you choice in the appropriate space immediately below in lieu of marking each applicable Proposal.

                           FOR / /          AGAINST / /

         Proposal 1.       To approve an amendment to the Certificate of
                    Incorporation increasing  the number of authorized $0.0001 par value shares of the Common Stock from 100,000,000 to
                    500,000,000 and that the number of preferred shares
                    authorized will be designated as 5,000,000, with a par value of $0.0001 per share.

                           FOR / /          AGAINST / /          ABSTAIN / /

         THE SHARES WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS GIVEN ON THIS
FORM WHEN DULY EXECUTED AND RETURNED, THE SHARES WILL BE VOTED FOR THE PROPOSALS
IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY.
THE COMPANY WILL VOTE ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE
MEETING IN THE DISCRETION OF ITS MANAGEMENT. THIS VOTING INSTRUCTION IS
SOLICITED BY THE COMPANY ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

         Your signature(s) should be exactly as your name appears on this Voting
Instruction Form. If the shares are held jointly, each holder should sign. If signing is by an attorney, executor, administrator or guardian, please print your full name below your signature.

Signature

                                                  Dated:                  , 2003
Signature

PLEASE DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED, POSTAGE-PAID ENVELOPE
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY VOTE IN PERSON IF YOU
ATTEND THE MEETING.